                                                                EXHIBIT 10.20.1


                            AMENDMENT NO. 2 TO LEASE

                    (Building D, 6607 Kaiser Drive, Fremont)

     This Amendment No. 2 to Lease (the "Amendment"), dated March 12, 1996 for reference, is entered into by and between THE MARTIN GROUP OF COMPANIES, INC., a California corporation ("Martin Group"), and MYLEX CORPORATION, a Florida corporation ("Tenant"), with reference to the following facts and understandings:

                                    RECITALS

     A. Logitech, Inc., a California corporation ("Logitech") and Tenant have entered into that certain Lease Agreement, dated December 8, 1995, whereby Logitech leased to Tenant the premises described therein and located at Building D, Ardenwood Corporate Park, 6607 Kaiser Drive, Fremont, California (the "Premises"). Such Lease Agreement has been amended by that certain Amendment No. 1 to Lease, dated January 23, 1996, between Logitech and Tenant, and, as so amended, is referred to herein as the "Lease".

     B. Logitech has entered into an agreement to sell the real property of which the Premises is a part to the Martin Group or its assignee.

     C. The Martin Group has requested that, in the event the Martin Group or its assignee purchases such real property and assumes the obligations of Logitech, as Landlord, under the Lease, certain modifications be made to the Lease, Tenant is willing to agree to such modifications, on the terms set forth in this Amendment.

                                    AGREEMENT

     Now, therefore, in consideration of the mutual covenants herein set forth, and other valuable consideration, the receipt of which is acknowledged, Landlord and Tenant agree as follows:

     1. DEFINITIONS. All capitalized terms used in this Amendment without definition shall have the same meanings as are ascribed to such terms by the Lease.

     2. PHASE II COMMENCEMENT DATE. Section 6.2 of the Lease is amended to read in its entirety as follows. The term "Facilities and Office Services portion of the Building D Premises" used below shall mean that portion of the Premises depicted as such on EXHIBIT A attached to and incorporated into this Amendment by this reference.

          "6.2 PHASE II COMMENCEMENT DATE.  Subject to the provisions of section
     6.4 below, the Term of this Lease shall commence with respect to the entire Building D Premises on the first to occur of the following two (2) dates:

               (a) the date on which the Landlord Work (defined in section 13 below) is 'substantially completed' (as set forth in section 2.3 of the Work Letter, attached as EXHIBIT B to this Lease); or

               (b) August 1, 1996, whether or not the Landlord Work is substantially completed; PROVIDED THAT (i) actual, physical construction of the Phase II Improvements within the Facilities and Office Services portion of the Building D Premises shall have commenced on or before June 1, 1996, and actual, physical construction of the Phase II Improvements within the balance of the Building D Premises shall have commenced on or before July 16, 1996 (subject to extension for any 'tenant delays', as defined in the Work Letter); (ii) Landlord shall have been, and shall continue to be, diligently pursuing the Phase II Improvements to completion; and (iii) possession of the entire Building D Premises is made available to Tenant, on or before July 16, 1996, for the conduct of its business.

     The date on which this Lease commences with respect to the balance of the Building D Premises (other than the Phase I Premises) Is referred to as the 'Phase II Commencement Date'. It is understood and agreed that Tenant shall occupy the Premises in phases and that occupancy of the Phase I Premises shall not subject Tenant to any liability or obligation hereunder with respect to the balance of the Building D Premises prior to the Phase II Commencement Date, In addition, in the event that the Phase II Commencement Date is determined under clause (b) above, Tenant's occupancy of the entire Building D Premises prior to August 1, 1996 shall not advance the Phase II Commencement Date, or otherwise render Tenant liable for payment of any rent or other expense with respect to the balance of the Building D Premises, prior to August 1, 1996."

     3. DELAY IN DELIVERY. The Martin Group and Tenant acknowledge that Landlord has tendered to Tenant, and Tenant is in possession of, the Phase I Premises, on and subject to the terms of the Lease, including the construction of the Phase II Improvements. Therefore, section 6.4 of the Lease is amended to read in full as follows:

          "6.4 DELAY IN DELIVERY. BAL section 2.3 is deleted and replaced, for purposes of this Lease, with the following provision:

               (a) If Landlord fails to deliver possession of the balance of the Building D Premises on or before August 1, 1996, in the condition required by section 7.1 of this Lease, and if such failure is due to either
     (1) a previous occupant of the Premises who is holding over or (2) any other cause or reason beyond the reasonable control of Landlord (including, but not limited to, "tenant delays"), then the following provisions shall apply:

                    (i) the Term shall not commence on August 1, 1996, but shall, instead, commence on a revised Phase II Commencement Date fixed by Landlord in a notice to Tenant, which notice shall state the new Phase II Commencement Date and that the balance of the Building D Premises will be ready for occupancy by Tenant on a date which is 14 days prior to the Phase II Commencement Date fixed in such notice; PROVIDED, HOWEVER, that Landlord may from time to time, by notice to Tenant, change the Phase II Commencement Date fixed in a prior notice (but not sooner than

     14 days after possession of the balance of the Building D Premises is tendered to Tenant in the condition required by this Lease);

                    (ii) neither the validity of this Lease nor the obligations of Tenant under this Lease shall be affected by such failure to deliver possession, except that the Term shall begin as provided in clause (i) above;

                    (iii) Tenant shall have no claim against Landlord because of Landlord's failure to deliver possession of the balance of the Building D Premises on the date originally fixed therefor, except Tenant shall commence payment of Rent, with respect to the balance of the Building D Premises on the revised Phase II Commencement Date; and

                    (iv) the Expiration Date shall remain the date which is eighty-four (84) months following the Phase II Commencement Date, as such date may be extended in accordance with this section.

          (b) Notwithstanding subsection (a) above, the Phase II Commencement Date shall occur on August 1, 1996 so long as (i) the conditions for the occurrence of the Phase II Commencement Date on August 1, 1996, as set forth in section 6.2(b) of the Lease (as amended by Amendment No. 2 to the Lease) have been satisfied, and (ii) the sole reason that the physical condition of the Building D Premises does not comply with the requirements of section 7.1 of the Lease is because of the continuing efforts to complete the Phase II Improvements.

          (c) Notwithstanding any provision in this Lease to the contrary, if the Phase II Commencement Date has not occurred on or before September 30, 1996 (which date shall be subject to extension for the period of any "tenant delays"), then Tenant shall have the option to terminate this Lease by written notice to Landlord given within ten (10) days thereafter unless, within such ten (10) day period possession of the Premises is delivered to Tenant in the condition required by this Lease.

     4. STRUCTURAL REPAIRS. The Martin Group acknowledges that it has been notified that structural repairs and reinforcements are required to be made to the Premises. The Martin Group agrees that such repairs and reinforcement work shall be made, in due course, by Landlord at Landlord's sole cost and expense, without reimbursement by Tenant.

     5. CONDITION TO AMENDMENT. This Amendment is subject to and shall be effective only upon the acquisition of the Premises, and the assumption of the Landlord's obligations under the Lease, by the Martin Group or its assignee on or before April 1, 1996, In the event that the Martin Group or its assignee does not acquire fee title to the Premises and assume the Landlord's obligations under the Lease on or before April 1, 1996, then this Amendment shall be null, void and of no effect, and the Lease shall continue in accordance with its terms without regard to this Amendment.

     6.   GENERAL PROVISIONS.

          (a)  Subject to satisfaction of the condition precedent set forth in section 5 above, the terms and conditions of the Lease, as amended by this Amendment, shall remain in full force and effect.

          (b) The headings and captions used in this Amendment are provided for convenience of reference only and shall not affect the meaning or interpretation of the terms of this Amendment.

          (c) This Amendment shall be binding on, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assignees under the Lease.

          (d) This Amendment may be executed in two or more counterparts, each of which shall constitute an original as against the party whose signature appears thereon and together which shall constitute but one and the same instrument. A facsimile transmission, by one party to the other, of a counterpart of this Amendment bearing the signature of the transmitting party shall constitute delivery of an executed counterpart of this Amendment to the other party, provided that the original executed counterpart is delivered to such other party on the next business day following the date of transmission.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their respective duly authorized officers on the dates set forth beneath their respective signatures hereto:


THE MARTIN GROUP                             MYLEX CORPORATION
OF COMPANIES, INC.                           a Florida corporation
a California corporation


By: /s/                                      By: /s/ Colleen Gray
   ------------------------------               ----------------------
Its: Vice President                          Its: VP Finance & CFO
    -----------------------------                ---------------------
Date: March 14, 1996                         Date: March 14, 1996
     ----------------------------                 --------------------

                                    EXHIBIT A

                                   [FLOOR PLAN]

                          AMENDMENT TO INDUSTRIAL LEASE

     THIS AMENDMENT TO INDUSTRIAL LEASE (this "AMENDMENT") is entered into this 26th day of February, 1996, by and between LOGITECH, INC., A California corporation ("LANDLORD") and MYLEX CORPORATION, a Florida corporation ("TENANT").

                                    RECITALS:

     A. Landlord and Tenant are the "Landlord" and "Tenant", respectively, under that certain Industrial Lease (the "ORIGINAL LEASE"), dated April 15, 1991, between Metropolitan Life Insurance Company, a New York corporation ("METLIFE"), and Tenant. Landlord succeeded to the interests of MetLife in and to the Original Lease pursuant to that certain Assignment and Assumption of Leases and Security Deposits, dated December 26, 1991, and recorded in the Official Records of Alameda County on December 26, 1991, as Documents No. 91-343590. The Original Lease sets forth the terms and conditions pursuant to which Tenant leases from Landlord the premises commonly known as Building A of Ardenwood Corporate Park, 34551 Ardenwood Boulevard, Fremont, California (the "PREMISES"), as more particularly described in the Original Lease.

     B. Certain provisions of the Original Lease were amended by the Lease Agreement-Building D, Ardenwood Corporate Park (the "BUILDING D LEASE"), between Landlord and Tenant, dated December 8, 1995. The Original Lease and the terms of the Building D Lease applicable to Building A shall be referred to herein as the "LEASE."

     C. Landlord and Tenant now desire to amend the Lease upon the terms and conditions of this Amendment.

                                   AGREEMENT:

     NOW, THEREFORE, in consideration of the covenants set forth in this Amendment and other valuable considerations, the receipt and adequacy of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

     1. DEFINED TERMS. All terms used in this Amendment, except those terms which are expressly defined in this Amendment, shall have the meanings ascribed to such terms in the Original Lease.

     2. AMENDMENT OF LEASE. Landlord and Tenant hereby amend the Lease as follows:

          (a) EXTENDED TERM. The Term of the Lease is hereby extended to include the period commencing April 15, 1996 and expiring April 14, 2001 (the "EXTENDED TERM"), unless sooner terminated pursuant to the provisions of the Lease, as modified by this Amendment. From and after the date of this Amendment, the Extended Term shall be included as a part of the "TERM" as defined in the Lease.

          (b) OPTION TO EXTEND TERM. Tenant shall have the right and option to extend the Term of this Lease on and subject to the following terms. This Paragraph 2(b) supersedes in its entirety Rider No. 1 to the Original Lease.

               (i) GRANT OF OPTION. Subject to the provisions of this Paragraph 2(b), Landlord grants to Tenant the right and option (the "OPTION") to extend the Term of the Lease for one (1) additional period of sixty (60) months (the "OPTION PERIOD"), on all the provisions contained in the Lease, except that Tenant shall have no further option to extend the Term, Landlord shall have no obligation to improve the Premises in any respect (or provide any allowance for Tenant to improve the Premises), and the monthly Rent shall be fixed at the "Market Rental", as determined below, but in no event less than the monthly Rent in effect immediately prior to the expiration of the Extended Term. The Option shall be exercised by Tenant, if at all, by written notice to Landlord at least one hundred eighty (180) days and not more than three hundred sixty (360) days prior to the expiration of the Extended Term.

               (ii) MARKET RENTAL. As used herein, "MARKET RENTAL" for the Premises shall mean the rental and all other monetary payments and escalations, including without limitation, consumer price indexing, that could be obtained from a third party desiring to lease the Premises for the Option Period, taking into account the age of the Building, the size, location and floor levels of the Premises, the lack of an obligation of Landlord to provide tenant improvements, the quality of construction of the Building and the Premises, the services provided under the terms of this Lease, the rental then being obtained for new leases of space in the Park and all other factors that would be relevant to a third party desiring to lease the Premises for the Option Period.

               (iii) DETERMINATION OF OPTION PERIOD RENT. Within thirty (30) days after its receipt of Tenant's timely notice of exercise of the Option, or as soon thereafter as is reasonably possible, Landlord shall notify Tenant in writing of Landlord's determination, in good faith, of the Market Rental for the Premises for the Option Period. If, within ten (10) days after receipt of such notice from Landlord, Tenant in good faith disagrees with Landlord's determination of Market Rental, Tenant may elect, in writing, to revoke and rescind Tenant's exercise of the Option; and the Option shall thereupon be terminated and the Term shall expire on the expiration of the Extended Term as if Tenant had not exercised the Option. If Tenant does not revoke and rescind its exercise of the Option, nor dispute Landlord's determination of Market Rental, in writing during such ten (10) day period, the Market Rental for the Option Period shall be the Market Rental set forth in Landlord's notice. If Tenant fails to so revoke and rescind its exercise of the Option, but nevertheless disputes Landlord's determination of Market Rental, Tenant shall so notify Landlord in writing within such ten (10) day period and the Market Rental shall be determined as follows:

                    (A) For a period of thirty (30) days following the date on which Tenant gives written notice to Landlord disputing Landlord's determination of Market Rental, Landlord and Tenant shall meet, from time to time, and attempt to agree on the Market Rental.

                    (B) If Landlord and Tenant fail to agree on the Market Rental within such thirty (30) day period, then each party shall, within ten
(10) days following the expiration of such thirty (30) day period, appoint a "qualified appraiser" and such qualified appraisers shall meet during the ensuing thirty (30) day period to determine the Market Rental. A "qualified appraiser" shall be a California licensed real estate broker having at least 10 years current experience leasing industrial and research and development buildings in Santa Clara County and southern Alameda County, California. If either party fails to appoint a qualified appraiser within such ten (10) day period, then the sole appointed appraiser shall determine the Market Rental. If two qualified appraisers are appointed and they are unable to agree on the Market Rental within thirty (30) days after they are appointed, then the two appraisers shall, within ten (10) days after the expiration of such thirty (30) day period, select a third qualified appraiser having no prior relationship with either Landlord or Tenant. The third appraiser shall submit his or her determination of the Market Rental within fifteen (15) days after being appointed. The two closest determinations of Market Rental among the three determinations submitted by the appraisers shall be averaged and the resulting quotient shall become the Market Rental; provided, if the middle determination of Market Rental of the three appraisals is equally close to both of the other determinations of Market Rental, the middle determination shall become the Market Rental. Each party shall pay the costs of the appraiser appointed by it and one-half (1/2) the cost of any third appraiser who may be appointed.

                    (C) Upon final determination of the Market Rental, the parties shall execute and attach to this Lease an addendum, prepared by Landlord, setting forth the new Expiration Date and the amount of the monthly Rent for the Option Period.

          (iv) LIMITATIONS. Notwithstanding the provisions of Paragraph 2(b)(i) hereof, Tenant shall have no right to exercise the Option if (A) on the date that Tenant exercises the Option or the date of the commencement of the Option Period Tenant is in default of any of its obligations under this Lease, (B) Tenant has subleased or assigned all or any portion of the Premises, except to a Permitted Transferee or (C) Tenant or a Permitted Transferee is not in occupancy of all of the Premises (unless it has vacated the Premises or a portion thereof for a limited period of time as necessary for remodeling of the Premises). The Option is personal to Tenant and cannot be exercised by any other person or entity, and shall not be transferable or assignable (voluntarily or involuntarily) to any assignee of this Lease or a sublessee of all or any part of the Premises, except to a Permitted Transferee. Any purported assignment of the Option, other than to a Permitted Transferee, shall be void.

          (c) MONTHLY RENT. Tenant shall pay to Landlord, as monthly Rent (which amount shall not include any Additional Rent payable by Tenant under Article 4 of the Original Lease) for the Premises, commencing on the commencement of the Extended Term and continuing thereafter on the first (1st) day of each month of the Term of the Lease, monthly payments in advance in the following amounts:

                         Months 01 to  24:         $52,607.54;
                         Months 25 to  36:         $53,272.53;
                         Months 37 to  48:         $54,898.04; and
                         Months 49 to  60:         $56,523.56.

          (d) INSURANCE. Section 32.2 of the Original Lease is amended to provide that Landlord is obligated to obtain and maintain, during the Term the casualty insurance policy, described generally in Section 32.2 of the Original Lease. In addition, Section 12 of Rider No. 2 to the Original Lease is amended to provide that the bidding process described therein shall not apply to annual renewals of Landlord's existing policies.

          (e)  ALTERATIONS.

               (i)   SECTION 7.2 AMENDMENT.  Notwithstanding the provisions of
Section 7.2 of the Original Lease to the contrary, Tenant's trade fixtures installed in the Premises shall not become the property of Landlord, but shall constitute "Tenant's Property", provided that such trade fixtures may be removed without material damage to the Premises.

               (ii) EXHIBIT C, SECTION 10 AMENDMENTS. Section 10 of Exhibit C to the Original Lease is amended, as follows:

                     (A) SUBSECTION 10(g) AMENDMENT. The first sentence of Subsection 10(g) of such Exhibit C is amended by deleting from the end thereof the following clause: "together with twenty percent (20%) for Landlord's supervision and overhead." The last sentence of Subsection 10(g) of such Exhibit C is deleted.

                     (B) SUBSECTION 10(j) AMENDMENT. Subsection 10(j) of such Exhibit C is deleted and replaced with the following sentence: "In rendering its consent to any Alterations, Landlord may impose such conditions as may be reasonably required to minimize any disturbance that the performance of the Work may cause to other tenants or occupants of the Park."

          (f) ENVIRONMENTAL MATTERS. Section 2 of Rider No. 2 to the Original Lease is amended as follows:

               (i) DEFINITIONS. Subsection 2.1 of Rider No. 2 to the Original Lease is amended as follows:

                     (A) "Hazardous Substance(s)" as used herein shall include any substance, chemical, compound or mixture which is (or which contains any substance, chemical, compound, or mixture which is):

                         (1)  A "Hazardous Substance", "Hazardous Material",
"Hazardous Waste", or "Toxic Substance" under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq. or the Solid Waste Disposal Act, 42 U.S.C. Section 6901, et seq., including any regulations promulgated thereunder, as any of the foregoing may be amended;

                         (2)  a "Hazardous Material", "Hazardous Substance" or
"Hazardous Waste" under Section 25117, 25218, 25316, 25501, or 25501.1 of the California Health and Safety Code, as any of the foregoing may be amended;

                         (3)  "Oil" or a "Hazardous Substance" under Section 311
of the Federal Water Pollution control Act, 33 U.S.C. Section 1321, as may be amended, as well as any other hydrocarbonic substance, fraction, distillate or byproduct;

                         (4)  defined, identified or listed as an "Acutely
Hazardous Waste," "Extremely Hazardous Material", "Extremely Hazardous Waste", "Hazardous Constituent", "Hazardous Material", "Hazardous Waste", "Hazardous Waste Constituent", or "Toxic Waste" pursuant to Division 4.5, Chapters 10 or 11 or Title 22 of the California Code of Regulations, as may be amended;

                         (5)  listed by the State of California as chemical
known by the State to cause cancer or reproductive toxicity pursuant to Section 25249.8 of the California Health and Safety Code, as may be amended;

                         (6)  environmentally harmful, hazardous, toxic,
ignitable, radioactive, corrosive or reactive and which is regulated by any public entity or under any law; or

                         (7)  a material which, due to its characteristics or
interaction with one or more other substances, wastes, chemicals, compounds or mixtures, damages or threatens to damage health, safety or the environment or is required by any law or public entity to be remediated, including remediation which such law or public entity requires in order for the property to be put to any lawful purpose.

                     (B) RELEASE. The definition of "Release" is amended to add the following language at the end thereof: "As used herein, the term 'threatened release' shall mean a threatened release which triggers an obligation of remediation or other liability under applicable law."

               (ii) SECTION 2.3 AMENDMENT. Section 2.3 of Rider No. 2 to the Original Lease is amended as follows: (a) the caption of such section is changed to "Release"; (b) the first sentence of the section is deleted; (c) the second sentence of the section is amended to replace the words "such default" with "a Release resulting in contamination of the Premises"; and (d) the last sentence of the section is amended to replace the words "not be excessive" with "be reasonable" and to replace the words "cure the default" with "remediate any contamination".

               (iii) SECTION 2.4 AMENDMENT. Section 2.4 of Rider No. 2 to the Original lease is amended as follows:

                     (A) The fourth sentence of the section (which begins at line 8 of page 3 of such Rider No. 2) is deleted and replaced with the following sentence: "All Remedial Work shall be performed by one or more contractors selected by tenant, subject to Landlord's reasonable approval."

                     (B) The fifth sentence of the section (which begins at line 10 of page 3 of such Rider No. 2) is deleted and replaced with the following sentence: "All costs and expenses of such Remedial Work, including, without limitation, the charges of such contractor(s) and Landlord's reasonable attorneys' fees and costs incurred, shall be paid by Tenant."

                     (C) The last sentence of the section is amended by replacing the words "not be excessive" with "reasonable."

               (iv) SECTION 2.5 AMENDMENT. The last Sentence of Section 2.5 of Rider No. 2 to the Original lease is deleted and replaced with the following sentence: "If Landlord so requires, Tenant shall comply, at it sole cost and expense, with all reasonable recommendations contained in any Environmental Assessment, including any recommendation with respect to the precautions which should be taken with respect to activities on the Premises or any recommendations for additional testing and studies to detect the presence of Hazardous Substances."

               (v) SECTION 2.10 AMENDMENT. Section 2.10 of Rider No. 2 of the Original Lease is amended as follows:

                     (A) The last sentence of Subsection 2.10(a) is amended to delete the word "strictly" (appearing in the sixth line from the bottom of Subsection 2.10(a)).

                     (B) The third to last sentence of Subsection 2.10(b) is deleted and replaced with the following sentence: "Tenant shall also comply at its expense with any reasonable recommendations of Landlord or Landlord's consultant with respect to the amended HMMP."

     3. CONFIRMATION OF CREDIT OR PAYMENT. Landlord confirms that it has previously agreed to pay Tenant or credit against Tenant's payments due under this

Lease the sum of Sixty Thousand Nine Hundred Eighty-One Dollars and 57/100 Dollars ($60,981.57).

     4. BROKER'S COMMISSION. No broker's commission shall be paid by Landlord for the Extended Term.

     5. RATIFICATION. The Lease, as amended by this Amendment, is hereby ratified and affirmed by Landlord and Tenant and remains in full force and effect.

     6. COUNTERPARTS. This Amendment may be executed in two or more counterparts each of which shall be deemed an original of this Amendment and all of which shall be deemed one and the same instrument.

          IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to be executed by their duly authorized representatives as of the day and year first above written.


"LANDLORD"                                   "TENANT"

LOGITECH, INC.,                              MYLEX CORPORATION,
a California corporation                     a Florida corporation


By: /s/ Jon Sacchetti                        By: /s/ Colleen Gray
   ---------------------------------             ---------------------------
Name:     Jon Sacchetti                      Name: Colleen Gray
     -------------------------------              --------------------------
Title: Corporate Real Estate Mgr.            Title: VP Finance & CFO
      ------------------------------               -------------------------